Exhibit 99.1

JanOne Prices $6.0 Million Common Stock Offering

Las Vegas, NV, January 29, 2021 (GLOBE NEWSWIRE) — JanOne Inc. (NASDAQ: JAN), a company focused on developing treatments for conditions that cause severe pain and drugs with non-addictive, pain-relieving properties, today announced it has entered into a securities purchase agreement with institutional investors for the purchase and sale of 571,428 shares of its common stock at a price of $10.50 per share, pursuant to a registered direct offering. The gross proceeds of the offering are expected to be $6.0 million before deducting fees and other estimated offering expenses. The closing of the registered direct offering is expected to take place on or about February 2, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-251645) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by JanOne with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, New York 10022 or by email at prospectus@allianceg.com.

About JanOne

JanOne (NASDAQ: JAN) is focused on developing treatments for diseases that cause severe pain. By alleviating pain at the source, JanOne aims to reduce the need for opioid prescriptions to treat disease associated pain that can lead to opioid abuse. The company is also exploring solutions for non-addictive pain medications. Its lead candidate JAN101 is for treating peripheral artery disease (PAD), a condition that affects over 8.5 million Americans. JAN101 demonstrated positive results in a Phase 2a clinical trial, and Phase 2b trials are expected to begin in early 2021. JanOne is dedicated to funding resources toward innovation, technology, and education for PAD, associated vascular conditions and neuropathic pain. JanOne continues to operate its legacy businesses under their current brand names, which are undergoing review to determine appropriate strategic alternatives. For more information, visit janone.com.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, including statements relating to if the registered direct offering will close. These forward-looking statements can be identified by terminology such as “will,” “aims,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. JanOne may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases, and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and other SEC filings (available at http://www.sec.gov). JanOne undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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Investor Relations & Media Contact

IR@Janone.com

1 (800) 400-2247